UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Face Print Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Wyoming                                                                                                         33-0619256

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

1111 E. Herndon Avenue, Suite 115, Fresno, California 93720

(Address of principal executive offices)    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:   None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:    333-109763

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

    The information required by Item 202 of Regulation S-B is included in the Company Form SB-2 as originally filed on October 17, 2003 and subsequently amended.  This information is hereby incorporated by reference to that filing, as amended.

Item 2.    Exhibits.

    The registrant hereby incorporates, by reference, all documents filed as exhibits to he Company Form SB-2 as originally filed on October 17, 2003 and subsequently amended as well as those documents filed as exhibits to the Company Form 8-K, filed on February 27, 2006 (amended on February 28, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Face Print Global Solutions, Inc.

/s/ Pierre Cote
Pierre Cote
Chief Executive Officer
Date: March 22, 2006